Exhibit 5.1

Loeb&Loeb LLP 345 Park Avenue New York, NY 10154	Main 212.407.4000 Fax 212.407.4990

July 31, 2018

iFresh, Inc.

2-39 54th

Avenue Long Island City, NY 11101

Ladies and Gentlemen:

We have acted as special counsel to iFresh, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), for the registration of the offering and issuance of an aggregate of 1,400,000 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share, under the Company’s 2017 Omnibus Equity Incentive Plan (the “Plan”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized for issuance by the Company and, when issued, paid for and delivered pursuant to the terms and in the manner described in the Plan, and assuming that the Shares have been and remain duly reserved for issuance from the Company’s authorized but unissued shares of common stock, the Shares will be validly issued, fully paid and non-assessable.

Our opinion is limited to the applicable statutory provisions of the Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution and all applicable judicial and regulatory determinations with respect thereto. We express no opinion with respect to any other laws.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K promulgated under the Act.

Very truly yours,

/s/ Loeb & Loeb LLP

Los Angeles New York Chicago Nashville Washington, DC Beijing Hong Kong www.loeb.com

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